Exhibit 32.2

I, Donal L. Mulligan, Executive Vice President and Chief Financial Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended February 28, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2016

/s/ Donal L. Mulligan
Donal L. Mulligan
Executive Vice President and
Chief Financial Officer